UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2024

V2X, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-36341	38-3924636
(Commission	(IRS Employer
File Number)	Identification No.)

7901 Jones Branch Drive, Suite 700

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

(571) 481-2000

(Registrant's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VVX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 12, 2024, V2X, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, Vertex Aerospace Holdco LLC (the “Selling Stockholder”) and Robert W. Baird & Co. Incorporated, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC as representatives to the several underwriters named therein (the “Underwriters”), relating to the public offering (the “Offering”) of 2,500,000 shares of common stock by the Selling Stockholder and up to 375,000 additional shares of common stock by the Selling Stockholder at the Underwriters’ option at any time on or before the 30th day after the date of the Underwriting Agreement.

The Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company, the Selling Stockholder and the Underwriters, as well as termination and other customary provisions.

The Offering was made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333- 267223) that was declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission on September 12, 2022, and a related prospectus supplement dated November 12, 2024.

The Offering closed on November 14, 2024. The Company did not sell any securities in the Offering and will not receive any proceeds from the sale of the shares offered by the Selling Stockholder.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Underwriting Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Underwriting Agreement. They are not intended to provide any other factual information about the Company or its subsidiaries or affiliates or equity holders. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties is subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Company or its subsidiaries, affiliates, businesses or equity holders as of the date they were made or at any other time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 12, 2024, among V2X, Inc., Vertex Aerospace Holdco LLC and Robert W. Baird & Co. Incorporated, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V2X, INC.
Dated: November 14, 2024

	By:	/s/ Sarita B. Malakar
Sarita B. Malakar
Corporate Secretary